Columbia Funds Series Trust I (the "Trust") - Semi-Annual N-SAR report for the period ending 2/29/12

Columbia Balanced Fund
Columbia Greater China Fund
Columbia Mid Cap Growth Fund
Columbia Oregon Intermediate Municipal Bond Fund
Columbia Small Cap Growth Fund I
Columbia Strategic Investor Fund
Columbia Technology Fund
 (the "Funds")

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                                                                    EXHIBIT 77D

Item 77D/77Q1(b) - Policies with Respect to Securities Investments:

On December 22, 2011, Form Type 485BPOS, Accession No. 0001193125-11-350058,
post-effective amendment number 137 to the registration statement of Columbia Funds Series Trust I on behalf of the Fund was filed with the SEC. It is hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The post-effective amendment disclosed, among other things, certain changes that were made to the descriptions of the principal investment strategies of the Columbia Greater China Fund, Columbia Mid Cap Growth Fund, Columbia Oregon Intermediate Municipal Bond Fund, Columbia Small Cap Growth Fund I and Columbia Technology Fund.